                                                                     EXHIBIT 4.1


                                 (Face of Note)

                    ____% Senior Subordinated Notes due 2004


         No.                                                       $__________

                            PRIME HOSPITALITY CORP.

         promises to pay to

         or registered assigns,

         the principal sum of

         Dollars on _________ __, 2004.

         Interest Payment Dates:  ________ __, and _____ __

         Record Dates:  ________ __, and ________ __

                                                                      Dated: _________ __, 1994



                                                                      PRIME HOSPITALITY CORP.

         By:
            ------------------------------
                                                                        Name:
                                                                        Title:


         By:
            ------------------------------                              Name:
                                                                        Title:


This is one of the Notes
referred to in the
within-mentioned Indenture:

Bank One, Columbus, N.A.,
as Trustee

By:
   -------------------------------

                               (Back of Security)

                          __% SENIOR SUBORDINATED NOTE
                               DUE ________, 2004

                 Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

                 1. Interest. Prime Hospitality Corp., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below.

                 The Company shall pay interest on the principal amount of this Note at the rate per annum of __%. The Company will pay interest semi-annually on _______ and _______ of each year, or if any such day is not a Business Day (as defined in the Indenture), on the next succeeding Business Day (each an "Interest Payment Date").

                 Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 1% per annum in excess of the then applicable interest rate on the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

                 2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

                 3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any Guarantor may act in any such capacity.

                 4. Indenture. The Company issued the Notes under an Indenture dated as of _________, 1994 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section Section 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are unsecured general obligations of the Company limited to $100,000,000 in aggregate principal amount.

                 5. Optional Redemption. Except as set forth below, the Company shall not have the option to redeem the Notes pursuant to Section 3.07 of the Indenture prior to ____________,

1999. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12 month period beginning on __________ of the years indicated below:

                 Year                                       Percentage
                 ----                                       ----------
                 1999                                                %
                 2000                                                %
                 2001                                                %
                 2002 and thereafter                        100.000%

                 Notwithstanding the foregoing, at any time prior to __________ __, 1997, the Company may redeem up to 25% of the initial principal amount of the Notes originally issued with the net proceeds of one or more Public Offerings at a redemption price equal to ___% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the redemption date; provided that at least 75% of the principal amount of the Notes originally issued remain outstanding immediately after the occurrence of any such redemption and that such redemption occurs within 90 days following the closing of any such Public Offering.

                 6. Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                 7.       Redemption or Repurchase at Option of Holder.  (a)
If there is a Change of Control (as defined in the Indenture), the Company shall be required to offer to purchase all Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. Holders of Notes that are subject to an offer to purchase will receive an offer to purchase from the Company prior to any related purchase date, and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                 (b) When the aggregate amount of Excess Proceeds from Asset Sales (as defined in the Indenture) exceeds $5 million, the Company shall be required to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Notes to be redeemed shall be selected pursuant to the terms of Section 3.02 of the Indenture (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased).
To the extent that the aggregate amount of Notes tendered by Holders thereof is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. Holders of Notes which are the subject of an offer to purchase will receive an offer to purchase from the Company prior to any related purchase date, and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                 8. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

                 9. Subordination. The Notes are subordinated to Senior Indebtedness (as defined in the Indenture) (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed) and all Obligations (as defined in the Indenture) with respect thereto. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, to the subordination and authorizes the Trustee to give it effect.

                 10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed, during the period between a record date and the corresponding Interest Payment Date.

                 11. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent, the Company and the Guarantors, if any, may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent, the Company nor any Guarantor shall be affected by notice to the contrary. The registered holder of a Note shall be treated as its owner for all purposes.

                 12. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any Holder, the Indenture or the Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for assumption of the Company's obligations to Holders in the case of a merger or consolidation or to make any change that would provide any additional rights or benefits to the Holders (including providing for Note Guarantees pursuant to Section 4.13 hereof) or that does not adversely affect the rights of any Holder under the Indenture or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                 13. Defaults and Remedies. Events of Default include: default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of the Indenture); default in payment when due of principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); failure by the Company to comply with Sections 4.07, 4.09, 4.10 or 4.14 of the Indenture; failure by the Company or the Guarantors for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries or Holding (or the payment of which is guaranteed by the Company or any of its Subsidiaries or Holding) whether such Indebtedness or Guarantee now exists, or is created after the Issuance Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $2 million or more; failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $2 million, which judgments are not paid, discharged or stayed for a period of 60 days; except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations or shall fail to comply with any obligations under its Note Guarantee; and certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any of their respective Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; except, that if any Indebtedness is outstanding pursuant to the New Revolving Credit Facility, upon a declaration of acceleration, the principal and interest on the Notes shall be payable upon the earlier of (1) the day which is five business days after notice of acceleration is given to the Company and the lender under the New Revolving Credit Facility or (2) the date of acceleration of the Indebtedness under the New Revolving Credit Facility and except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any of its Subsidiaries, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.
Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Company must furnish an annual compliance certificate to the Trustee.

                 14. Guarantees. Under certain circumstances the Company or any Guarantor may be required to cause a Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth in Exhibit B to the Indenture.

                 15. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Guarantor or their respective Affiliates, and may otherwise deal with the Company, any Guarantor or their respective Affiliates, as if it were not Trustee.

                 16. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company, any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note and the Note Guarantees, if any, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                 17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                 18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                 19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                 20. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES, IF ANY.

                 The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                          Prime Hospitality Corp.
                          700 Route 46 East
                          P.O. Box 2700
                          Fairfield, New Jersey  07007-2700
                          Attention:  Chief Financial Officer

                                ASSIGNMENT FORM


 To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


- --------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

- --------------------------------------------------------------------------------

Date:
      -------------------------------------

                                                        Your Signature:
                                                                       ------------------------------------------------------------
                                                            (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

          [ ] Section 4.10            [ ] Section 4.15

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________


Date:                                                   Your Signature:
     --------------------------                                        ------------------------------------------------------------
                                                           (Sign exactly as your name appears on the Note)

                                                        Tax Identification No.:
                                                                               --------------------


Signature Guarantee.